UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 25, 2008

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
12051 Indian Creek Court, Beltsville, Maryland	20705

Registrant’s telephone number, including area code    301-419-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

                On February 25, 2008, Mr. George C. Creel resigned as a member of the Board of Directors of Spherix Incorporated (the “Company”) consistent with the previously-announced plan to make room for new Board Members with more extensive biotechnology and product development knowledge and experience.

                On February 25, 2008, Mr. Aris Melissaratos was elected to the Board of Directors of the Company by the remaining members of the Board of Directors.  Mr. Melissaratos is currently serving as a Senior Advisor to the President of Enterprise Development of The Johns Hopkins University.  Formerly, he served as the Secretary of the Maryland Department of Business and Economic Development.

                Mr. Melissaratos will be compensated as a member of the Board of Directors of the Company on the same basis as the existing outside, independent directors.  At present, all independent directors receive (i) an annual cash retainer of $5,000; (ii) an annual grant of $10,000 of restricted Company stock (not transferrable until one year following departure from the Board); (iii) $2,500 for each in-person Board meeting attended; (iv) $800 for each in-person Committee meeting attended;  and (v) $300 for each teleconference Board or Committee meeting  attended.

                Mr. Melissaratos will initially serve on the Compensation and Benefits; Nominating; and Strategic Planning Committees of the Board of Directors.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Claire L. Kruger
Claire L. Kruger
CEO

Date:	February 29, 2008